EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-234010) pertaining to the 2019 Omnibus Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-222198) pertaining to the 2010 Omnibus Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-192957) pertaining to the 2010 Omnibus Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-171232) pertaining to the 2010 Omnibus Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-45037) pertaining to the Adjustment Program,

(6)	Registration Statement (Form S-8 No. 333-100572) pertaining to the 2002 Stock Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-111399) pertaining to the Incentive Stock Plan,

(8)	Registration Statement (Form S-8 No. 333-121418) pertaining to the Incentive Stock Plan,

(9)	Registration Statement (Form S-8 No. 333-130619) pertaining to the Incentive Stock Plan,

(10)	Registration Statement (Form S-8 No. 333-156333) pertaining to the Incentive Stock Plan, and

(11) Registration Statement (Form S-3 No. 333-226426);

of our reports dated July 20, 2020, with respect to the consolidated financial statements and schedule of FedEx Corporation and the effectiveness of internal control over financial reporting of FedEx Corporation included in this Annual Report (Form 10-K) of FedEx Corporation for the year ended May 31, 2020.

/s/ Ernst & Young LLP

Memphis, Tennessee

July 20, 2020